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                                                                Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Provident Financial Group, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 13, 1997, with respect to the consolidated financial statements of Provident Bancorp, Inc. (now known as Provident Financial Group, Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
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    ERNST & YOUNG LLP

July 28, 1997